Exhibit 99.1

Daily Journal Corporation Announces First Quarter Fiscal 2026 Financial Results

First Quarter Fiscal 2026 Revenue of $19.5 Million,

Reflecting a 10% Increase Year Over Year

LOS ANGELES, Calif. – February 17, 2026 – Daily Journal Corporation (Nasdaq: DJCO), a publishing and technology company, today announced financial results for the three months ended December 31, 2025. Total consolidated revenue for the quarter was $19.5 million, representing a 10% increase from the $17.7 million reported in the prior-year quarter, driven primarily by growth at Journal Technologies.

“Journal Technologies continued to deliver solid year-over-year growth in the first quarter of fiscal 2026, driven by higher e-filing and other public service fees and recurring license and maintenance revenues,” said Steven Myhill-Jones, Chairman of the Board and Chief Executive Officer of Daily Journal Corporation. “We remain focused on expanding recurring revenue, maintaining low churn, and investing in modernization and implementation capacity. Our reported net results for the quarter were materially impacted by mark-to-market changes in our investment portfolio.”

Financial Highlights:

●	Total consolidated revenue for the three months ended December 31, 2025 was $19.5 million, representing a 10% increase from the $17.7 million reported in the prior-year quarter.

●

Journal Technologies reported revenue of $15.2 million for the three months ended December 31, 2025, marking a 12% increase over the $13.6 million recorded in the prior-year quarter. This growth was primarily driven by increases in other public service fees and license and maintenance fees, partially offset by lower consulting fees.

●	The Traditional Business reported advertising and circulation revenues of $4.4 million, reflecting a 6% increase over the $4.1 million reported in the prior-year quarter.

●

Income from operations for the three months ended December 31, 2025 was $0.5 million, compared to $0.7 million in the prior-year quarter. The decline was primarily attributable to higher personnel costs from annual compensation adjustments and incremental staffing, as well as increased accounting fees to strengthen and modernize our accounting function and our internal control over financial reporting, and higher legal and professional expenses associated with proxy solicitation and stockholder outreach activities.

●

Net loss for the three months ended December 31, 2025 was $8.0 million, or ($5.79) per basic and diluted share, compared to net income of $10.9 million, or $7.91 per diluted share, in the prior-year quarter. The year-over-year change was primarily driven by net unrealized losses on marketable securities of $11.7 million, representing a pre-tax loss of approximately ($8.48) per basic and diluted share, compared to net unrealized gains of $13.4 million in the prior-year quarter, representing a pre-tax gain of approximately $9.74 per basic and diluted share.

●	As of December 31, 2025, the Company’s marketable securities had a total fair market value of $481.3 million and included accumulated pretax unrealized gains of $342.2 million.

●

Net cash used in operating activities during the three months ended December 31, 2025 was $1.9 million, compared to net cash provided by operating activities of $2.2 million during the prior-year quarter.

About Daily Journal Corporation

Daily Journal Corporation, based in Los Angeles, publishes news for California and Arizona, produces specialized publications, and handles public notice advertising. Its subsidiary, Journal Technologies, Inc., provides case management software to courts, justice agencies, and government organizations across about 37 states and internationally, supporting electronic case management and related online services like e-filing and fee payments.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release are “forward-looking” statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “should,” “believes,” “will,” “plans,” “estimates,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents we file with the Securities and Exchange Commission.

For further information please contact us at:

ir@dailyjournal.com

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands except share amounts)

	December 31, 2025	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$16,562	$20,569
Restricted cash	2,289	2,269
Marketable securities at fair value	481,316	492,995
Accounts receivable, net	17,121	21,011
Prepaid expenses and other current assets	1,088	959
Total current assets	518,376	537,803
Property and equipment, net	8,946	8,930
Non-qualified deferred compensation plan – trust account asset value	2,157	1,385
Total assets	$529,479	$548,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,640	$7,071
Accrued liabilities	5,003	12,518
Note payable collateralized by real estate	171	169
Income taxes payable	1,015	879
Deferred revenue	17,956	18,169
Total current liabilities	31,785	38,806
Investment margin account borrowings	20,000	22,000
Long-term note payable collateralized by real estate	743	787
Long-term deferred revenue	864	994
Long-term accrued liabilities	5,661	5,547
Accrued non-qualified deferred compensation	2,168	1,590
Deferred income taxes	85,138	87,333
Total liabilities	146,359	157,057
Commitments and contingencies (Note 8)
Stockholders’ Equity
Common stock, $0.01 par value; 5,000,000 shares authorized; 1,805,149 and 1,805,053 shares issued and outstanding, and 427,427 and 427,627 treasury shares, as of December 31, 2025 and September 30, 2025, respectively.	14	14
Additional paid-in capital	2,133	2,097
Retained earnings	380,973	388,950
Total stockholders’ equity	383,120	391,061
Total liabilities and stockholders’ equity	$529,479	$548,118

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2025	2024
Revenues
Advertising	$3,265	$3,011
Circulation	1,085	1,080
Licensing and maintenance fees	8,507	7,525
Consulting fees	2,160	2,599
Other public service fees	4,521	3,489
Total revenues	19,538	17,704
Operating expenses:
Salaries and employee benefits	12,971	11,875
Agency commissions	328	299
Outside services	2,576	1,810
Postage and delivery expenses	191	199
Newsprint and printing expenses	164	164
Equipment maintenance and software	163	602
Credit card merchant discount fees	600	565
Other general and administrative expenses	2,068	1,448
Total operating expenses	19,061	16,962
Income from operations	477	742
Other income (expenses)
Dividends and interest income	1,302	1,184
Net realized and unrealized gains (losses) on marketable securities	(11,679)	13,413
Net unrealized gains (losses) on non-qualified compensation plan	49	(50)
Interest expense	(255)	(385)
Other income (expense)	9	(9)
Income (loss) before taxes	(10,097)	14,895
Income tax benefit (expense)	2,120	(4,000)
Net income (loss) and comprehensive income (loss)	$(7,977)	$10,895

Weighted average number of common shares outstanding – basic	1,377,722	1,376,852
Basic net income (loss) per share	$(5.79)	$7.91

Weighted average number of common shares outstanding – diluted	1,377,722	1,376,852
Diluted net income (loss) per share	$(5.79)	$7.91

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